Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS

Newton, Kansas, Thursday, May 15, 2025…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2025 fiscal year fourth quarter and full fiscal year ended March 2, 2025. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/bnajz2w5 at 5:00 p.m. EDT today. The presentation materials will also be available at approximately 4:15 p.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $16,939,000 for the 2025 fiscal year fourth quarter ended March 2, 2025 compared to $16,333,000 for the 2024 fiscal year fourth quarter ended March 3, 2024 and $14,408,000 for the 2025 fiscal year third quarter ended December 1, 2024. Park’s net sales for the fiscal year ended March 2, 2025 were $62,026,000 compared to $56,004,000 for the fiscal year ended March 3, 2024. Net earnings for the 2025 fiscal year fourth quarter were $1,246,000 compared to $2,670,000 for the 2024 fiscal year fourth quarter and $1,577,000 for the 2025 fiscal year third quarter. Net earnings were $5,882,000 for the fiscal year ended March 2, 2025 compared to $7,473,000 for the fiscal year ended March 3, 2024. The 2025 fiscal year fourth quarter and 2025 fiscal year were comprised of 13 weeks and 52 weeks, respectively, while the 2024 fiscal year fourth quarter and 2024 fiscal year were comprised of 14 weeks and 53 weeks, respectively.

Net earnings before special items for the 2025 fiscal year fourth quarter were $2,417,000 compared to $2,308,000 for the 2024 fiscal year fourth quarter and $1,577,000 for the 2025 fiscal year third quarter. Net earnings before special items for the fiscal year ended March 2, 2025 were $7,867,000 compared to $7,664,000 for the fiscal year ended March 3, 2024.

Adjusted EBITDA for the 2025 fiscal year fourth quarter was $3,418,000 compared to $3,201,000 for the 2024 fiscal year fourth quarter and $2,415,000 for the 2025 fiscal year third quarter. Adjusted EBITDA for the fiscal year 2025 was $11,649,000 compared to $10,989,000 for fiscal year 2024.

During the 2025 fiscal year, the Company recorded $1,098,000 of pre-tax charges related to storm damage to the Company’s facilities in Newton Kansas. During the 2025 fiscal year fourth quarter, the Company recorded a non-cash tax charge of $2,147,000 related to the potential repatriation by the Company of undistributed foreign earnings on certain funds held by the Company’s Singapore subsidiary. The Company also recorded a tax benefit of $957,000 in the 2025 fiscal year fourth quarter related to the “running” or expiration of the statute of limitations for certain provisions for uncertain tax positions previously established by the Company. During the 2024 fiscal year, the Company recorded $570,000 of pre-tax activist shareholder defense costs, $65,000 of pre-tax losses on sales of investments to fund the $1.00 per share special cash dividend paid on April 6, 2023 to shareholders of record on March 9, 2023 and a $109,000 pre-tax charge for the modification of previously granted stock options in connection with the special cash dividend in the 2024 fiscal year first quarter. The Company recorded $70,000 of pre-tax costs to settle an insurance claim as the result of the bankruptcy of an insurer and $38,000 of pre-tax recruiting fees in the 2024 fiscal year fourth quarter and fiscal year. The Company recognized a tax benefit of $657,000 in the 2024 fiscal year fourth quarter and fiscal year primarily from the reductions of uncertain tax positions related to expiring statutes of limitations on tax positions taken in prior years regarding the taxability of funds repatriated from the Company’s subsidiary in Singapore, and the Company recorded $224,000 of additional tax expense for tax deductions becoming unavailable related to stock options expiring unexercised in the 2024 fiscal year fourth quarter and fiscal year.

Park reported basic and diluted earnings per share of $0.06 for the 2025 fiscal year fourth quarter compared to $0.13 for the 2024 fiscal year fourth quarter and $0.08 for the 2025 fiscal year third quarter. Basic and diluted earnings per share before special items were $0.12 for the 2025 fiscal year fourth quarter compared to $0.11 for the 2024 fiscal year fourth quarter and $0.08 for the 2025 fiscal year third quarter.

Park reported basic and diluted earnings per share of $0.29 for the 2025 fiscal year compared to $0.37 for the 2024 fiscal year. Basic and diluted earnings per share before special items were $0.39 for the 2025 fiscal year compared to $0.38 for the 2024 fiscal year.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13753688.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, May 22, 2025. The conference call replay will be available at https://edge.media-server.com/mmc/p/bnajz2w5 and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13753688.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's website at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as a charge related to storm damage, a non-cash tax charge, reductions in uncertain tax positions, activist shareholder defense costs, losses on sales of investments, charges for modification of previously granted stock options, tax deductions becoming unavailable, costs to settle an insurance claim, and recruiting fees. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended	14 Weeks Ended	13 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	March 2, 2025	March 3, 2024	December 1, 2024	March 2, 2025	March 3, 2024
Sales	$16,939	$16,333	$14,408	$62,026	$56,004

Net Earnings before Special Items[1]	$2,417	$2,308	$1,577	$7,867	$7,664
Special Items, Net of Tax:
Activist Shareholder Defense Costs	-	-	-	-	(570)
Stock Option Modification	-	-	-	-	(109)
Loss on Sale of Marketable Securities	-	-	-	-	(65)
Insurer Bankruptcy Cost	-	(70)	-	-	(70)
Recruiting Fees	-	(38)	-	-	(38)
Storm Damage Charge	-	-	-	(1,098)	-
Income Tax Effect on Pretax Special Items	19	37	-	303	228
Tax Provision on Foreign Earnings	(2,147)	-	-	(2,147)	-
Reduction in Uncertain Tax Positions	957	657	-	957	657
Tax Impact of Cancelled Stock Options	-	(224)	-	-	(224)
Net Earnings	$1,246	$2,670	$1,577	$5,882	$7,473

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.12	$0.11	$0.08	$0.39	$0.38
Special Items:
Activist Shareholder Defense Costs	-	-	-	-	(0.03)
Stock Option Modification	-	-	-	-	(0.01)
Loss on Sale of Marketable Securities	-	-	-	-	-
Storm Damage Charge	-	-	-	(0.05)	-
Income Tax Effect on Pretax Special Items	-	-	-	0.01	0.01
Tax Provision on Foreign Earnings	(0.11)	-	-	(0.11)	-
Reduction in Uncertain Tax Positions	0.05	0.03	-	0.05	0.03
Tax Impact of Cancelled Stock Options	-	(0.01)	-	-	(0.01)
Basic Earnings per Share	$0.06	$0.13	$0.08	$0.29	$0.37

Diluted Earnings before Special Items[1]	$0.12	$0.11	$0.08	$0.39	$0.38
Special Items:
Activist Shareholder Defense Costs	-	-	-	-	(0.03)
Stock Option Modification	-	-	-	-	(0.01)
Loss on Sale of Marketable Securities	-	-	-	-	-
Insurer Bankruptcy Cost	-	-	-	-	-
Recruiting Fees	-	-	-	-	-
Storm Damage Charge	-	-	-	(0.05)	-
Income Tax Effect on Pretax Special Items	-	-	-	0.01	0.01
Tax Provision on Foreign Earnings	(0.11)	-	-	(0.11)	-
Reduction in Uncertain Tax Positions	0.05	0.03	-	0.05	0.03
Tax Impact of Cancelled Stock Options	-	(0.01)	-	-	(0.01)
Diluted Earnings per Share	$0.06	$0.13	$0.08	$0.29	$0.37

Weighted Average Shares Outstanding:
Basic	19,945	20,253	19,982	20,099	20,304
Diluted	20,022	20,357	20,077	20,190	20,393

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	March 2, 2025	March 3, 2024
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$68,834	$77,211
Accounts Receivable, Net	12,903	12,381
Inventories	7,213	6,404
Prepaid Expenses and Other Current Assets	1,344	2,849
Total Current Assets	90,294	98,845

Fixed Assets, Net	21,650	23,499
Operating Right-of-use Assets	308	95
Other Assets	9,856	9,870
Total Assets	$122,108	$132,309

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$2,513	$3,514
Accrued Liabilities	1,318	1,986
Operating Lease Liability	40	53
Income Taxes Payable	5,390	4,105
Total Current Liabilities	9,261	9,658

Long-term Operating Lease Liability	318	82
Non-current Income Taxes Payable	-	5,259
Deferred Income Taxes	5,304	3,222
Other Liabilities	71	1,174
Total Liabilities	14,954	19,395

Shareholders’ Equity	107,154	112,914

Total Liabilities and Shareholders' Equity	$122,108	$132,309

Additional information (unaudited)
Equity per Share	$5.36	$5.58

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended	14 Weeks Ended	13 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	March 2, 2025	March 3, 2024	December 1, 2024	March 2, 2025	March 3, 2024

Net Sales	$16,939	$16,333	$14,408	$62,026	$56,004

Cost of Sales	11,981	11,880	10,580	44,384	39,470

Gross Profit	4,958	4,453	3,828	17,642	16,534
% of net sales	29.3%	27.3%	26.6%	28.4%	29.5%

Selling, General & Administrative Expenses	2,107	1,882	1,982	8,246	8,154
% of net sales	12.4%	11.5%	13.8%	13.3%	14.6%

Earnings from Operations	2,851	2,571	1,846	9,396	8,380

Storm Damage Charge	-	-	-	(1,098)	-
Interest and Other Income:
Interest Income	335	329	290	1,209	1,053

Earnings from Operations before Income Taxes	3,186	2,900	2,136	9,507	9,433

Income Tax Provision	1,940	230	559	3,625	1,960

Net Earnings	$1,246	$2,670	$1,577	$5,882	$7,473
% of net sales	7.4%	16.3%	10.9%	9.5%	13.3%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

	13 Weeks Ended	14 Weeks Ended	13 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	March 2, 2025	March 3, 2024	December 1, 2024	March 2, 2025	March 3, 2024
GAAP Net Earnings	$1,246	$2,670	$1,577	$5,882	$7,473
Adjustments:
Income Tax Provision	1,940	230	559	3,625	1,960
Interest Income	(335)	(329)	(290)	(1,209)	(1,118)
Depreciation	460	418	464	1,851	1,402
Stock Option Expense	107	104	105	402	420
Special Items:
Activist Shareholder Defense Costs	-	-	-	-	570
Stock Option Modification Charge (a)	-	-	-	-	109
Pre-tax Losses on Sales of Investments (b)	-	-	-	-	65
Insurer Bankruptcy Cost	-	70	-	-	70
Recruiting Fees	-	38	-	-	38
Storm Damage Charge	-	-	-	1,098	-
Adjusted EBITDA	$3,418	$3,201	$2,415	$11,649	$10,989

(a)	pre-tax charge for the modification of previously granted stock options in connection with the special dividend in the 2024 fiscal year first quarter
(b)	to fund the $1.00 per share special dividend paid on April 6, 2023 to shareholders of record on March 9, 2023